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                                                                   Exhibit 10.55


                                       CREDIT AGREEMENT

                                            between

                                  Teberebie Goldfields Limited

                                              and

                              Skandinaviska Enskilda Banken AB (publ)


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

                            INDEX


Clause                                                 Page
- ------                                                 ----
 1. Definitions                                           1
 2. Advances; loan account                                3
 3. Conditions precedent                                  4
 4. Representations and warranties                        5
 5. Covenants                                             7
 6. Repayment; prepayment                                 8
 7. Interest                                              8
 8. Payments                                              9
 9. Fees, EKN-premium and other costs                    10
10. Events of default                                    11
11. Waiver                                               13
12. Notices                                              13
13. Assignment                                           13
14. Governing law; jurisdiction                          13
15. Miscellaneous                                        15

ADDENDUM                                                 16

EXHIBIT Opinion of the Borrower's legal adviser          17


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                                                                             1


THIS CREDIT AGREEMENT (the "Agreement") is made BETWEEN

(1) Teberebie Goldfields Limited, P.O. Box 6, Tarkwa, Republic of Ghana, (the "Borrower"), Satellite Telex No. 0581 4962000 GOLD and telefax No. 233-362
     273); and

(2) Skandinaviska Enskilda Banken AB (publ), Enskilda, S-205 20 Malmo, Sweden, (the "Lender"), (Telex No. 16400 essebm s and telefax No. +46 - 40 124785 to Export & Project Finance, Malmo and telex No. 11000 essebi s and telefax No. +46 - 8 6110384 to Foreign Credits Administration, Stockholm).

WHEREAS the Borrower has concluded a contract No. TGL-X5-0002 dated 27 February, 1996 (the "Contract") with Svedala-Arbra AB, Svedala, Sweden (the "Exporter") concerning delivery from the Exporter to the Borrower of primary crashing section with stockpile, belt conveyors and screening units;

WHEREAS the total mount of the Contract is SEK 135,000,000.-;

WHEREAS the Lender is prepared to place at the disposal of the Borrower a credit facility in USD (as defined below) to finance 70% of the amount of the Contract;

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:

1.   DEFINITIONS
     -----------

1.01 In this Agreement

     "Advance" means the countervalue in USD of each principal amount disbursed hereunder (collectively the "Advances").

     "Banking Day" means a day on which commercial banks are open for domestic and foreign exchange business in the place specified or, if no place is specified, in Stockholm and New York City.


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                                                                             2

     "Commitment" means the obligation of the Lender to make disbursements to the Exporter hereunder up to the aggregate principal amount of SEK 94,500,000.-, subject to and in accordance with the terms hereof.

     "Commitment Period" means the period from the date of this Agreement up to and including August 31, 1996.

     "EKN" means Exportkreditnamnden, (the Swedish Export Credits Guarantee Board), Box 3064, S-103 61 Stockholm, Sweden.

     "Event of Default" means any of the events specified in Clause 10.

     "Exportkredit" means AB Svensk Exportkredit, Box 16368, S-103 27 Stockholm, Sweden.

     "External Indebtedness" means any present or future indebtedness denominated or payable or optionally payable in a currency other than the legal currency of the Republic of Ghana or which is owed to any person, firm, organization or company not resident in the Republic of Ghana.

     "Interest Payment Date" means the last day of an Interest Period.

     "Interest Period" means each period (commencing on the date of the making of an Advance and thereafter forthwith upon expiry of the preceding Interest Period) of six months for calculation of interest provided that

     (a) the first Interest Period of each Advance made after the first Advance shall be adjusted so as to be coterminous with the current Interest Period of the first Advance, unless such Advance is made less than 30 days prior to the end of the current Interest Period, in which case the Interest Period for such Advance shall be extended to end on the last day of the next following Interest Period;

     (b) if the last day of an Interest Period should not be a Banking Day such Interest Period shall end on the next following Banking Day unless such Banking Day falls in the next calendar month in which event the Interest Period shall end on the immediately preceding Banking Day;


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                                                                              3

     (c) the Interest Period in which the first repayment date falls shall be shortened so as to end on such first repayment date.

     "Loan" means the aggregate principal amount from time to time outstanding hereunder.

     "Spread" means 0.5% per annum.

     "Swedish Kronor" or "SEK" means the lawful currency of Sweden.

     "US Dollars" or "USD" means the lawful currency of the United States of America.

2.   DISBURSEMENTS; ADVANCES; LOAN ACCOUNT
     -------------------------------------

2.01 Disbursements up to, but not exceeding, the Commitment shall be made, subject to the terms of this Agreement, during the Commitment Period on a Banking Day direct to the Exporter within fifteen Stockholm Banking Days after the Exporter's presentation to the Lender of the relevant documents as stipulated in the addendum to this Agreement.

2.02 Each Advance shall amount to the USD equivalent of the amount in SEK which is to be disbursed hereunder to the Exporter in accordance with the terms of payment in clause 2.01 above. Such USD equivalent shall be calculated at the buying rate for USD against SEK prevailing between banks in Stockholm at or about 11.00 a.m. on the second Stockholm Banking Day prior to the relative date of the Advance.

2.03 The Lender shall open and maintain a loan account in accordance with its usual practices in the name of the Borrower and shall debit to the loan account the amount of each Advance hereunder and interest and other charges accrued in respect thereof from time to time and shall credit to the loan account the amount of each payment by the Borrower of principal of and interest on the Loan and other charges in respect thereof. The loan account maintained by the Lender, shall, in the absence of manifest error, constitute conclusive evidence of the indebtedness of the Borrower to the Lender hereunder and of the amounts from time to time due from the Borrower under this Agreement. Updated and mended versions of the loan


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                                                                              4

     account will be provided to the Borrower within a reasonable time after it is amended or updated.

3.   CONDITIONS PRECEDENT
     --------------------

3.01 The obligations of the Lender hereunder are subject to the condition that the Lender shall have received all of the following in the form and substance satisfactory to the Lender

     (a) a copy of a resolution of the Board of Directors of the Borrower, certified by an officer of the Borrower, approving this Agreement and authorizing appropriate signatories to execute this Agreement;

     (b) the names and authenticated specimen signatures of the officers of the Borrower referred to in sub-clause (a) above;

     (c) an opinion of the Borrower's legal adviser, approved by the Lender, and substantially in the form set out in the Exhibit;

     (d) a commitment from Exportkredit to refinance or (at the option of the Lender) to take an assignment of the Advances at a rate of interest and on conditions acceptable to the Lender;

     (e) a guarantee from EKN in favour of the Lender and, prior to the making of each Advance, evidence satisfactory to the Lender that such guarantee shall extend to the Advance to be made;

     (f) confirmation from the Exporter that the Contract is in full force and effect and that the Exporter has received the payments prescribed in the Contract not be be financed under this Agreement and complying with the requirements of EKN; and

     (g)  all amounts due pursuant to Clause 9 below.

3.02 The obligations of the Lender hereunder with respect to the making of each Advance are subject to the further conditions precedent that at the time for the making of an Advance the matters represented by the Borrower set out in Clause 4.01 shall be true and accurate on and as of such times as if made at each such time and no Event of Default or event


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                                                                             5

     which, with a giving of notice, lapse of time or other condition would be an Event of Default shall have occurred and be continuing or would result from such Advance.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

4.01 The Borrower represents and warrants to the Lender that:

     (a) the Borrower is duly organized and validly existing as a corporation under the laws of the Republic of Ghana and has all requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted;

     (b) the Borrower has all requisite corporate power and authority to enter into and perform this Agreement and has taken all necessary action to authorize its borrowings under this Agreement and to authorize the execution, delivery and performance of this Agreement;

     (c) this Agreement constitutes and will constitute valid and legally binding obligations of the Borrower enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bank-ruptcy, insolvency, reorganization and similar laws affecting the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a de-cree ordering specific performance or other equitable remedies, and would be so treated in the courts of the Republic of Ghana and this Agreement is in proper form for its enforcement in such courts;


     (d) the execution, delivery and performance of this Agreement do not violate any provision of any law, regulation, decree, order, or permit, the constitutional documents of the Borrower or any contractual or other provision now existing and binding on the Borrower or on any of its properties and, except as contemplated in or in connection with this Agreement, will not result in the creation or imposition of any charge or any other encumbrance whatsoever on any of its assets;

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                                                                              6

     (e) the Borrower has duly obtained all approvals, consents and authorizations of, and has duly effected any declarations, filings or registrations with any governmental or other authority in the Republic of Ghana which are required or appropriate in connection with the execution, delivery and performance of this Agreement and such approvals, consents and authorizations are in full force and effect;

     (f) the latest accounts of the Borrower as at December 31, 1994, a copy of which has been sent to the Lender, were prepared in accordance with generally accepted and consistently applied accounting principles and practices in the Republic of Ghana and present fairly in all material respects the result of the operations of the Borrower for the year ended on the date to which such accounts were prepared and the financial position of the Borrower as at such date and there has been no material adverse change in the business, assets or condition of the Borrower since that date;

     (g) the obligations of the Borrower hereunder constitute and will except as otherwise provided by law, including, without limitation, laws relating to bankruptcy and fraudulent conveyances, constitute unconditional general obligations of the Borrower ranking at least pari passu with all other unsecured general obligations of the Borrower;

     (h) to the best knowledge and belief of the Borrower the Borrower is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition;

     (i) to the best knowledge and belief of the Borrower no action or administrative proceeding of or before any court or agency which might have a material adverse effect on the business or financial condition of the Borrower has been started or threatened; and

     (j) the Borrower is subject to civil and commercial law with respect to its obligations under this Agreement, and the borrowings by the Borrower hereunder and the execution, delivery and performance


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                                                                             7

          of this Agreement by the Borrower constitute private and commercial acts. Neither the Borrower nor any of its property enjoys any rights of immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property or with respect to its obligations under this Agreement.

5.   COVENANTS
     ---------

5.01 The Borrower hereby undertakes and agrees that during the term of this agreement and as long as any amount is outstanding hereunder the Borrower

     (a) will provide the Lender with a copy of its annual report and audited accounts as soon as available and in any event within 180 days of the end of each accounting year, together with such other information as the Lender may reasonably request from time to time;

     (b) will promptly obtain and maintain in effect from time to time such registrations, licenses, consents and approvals as may be required in respect of this Agreement under applicable laws or regulations to enable the Borrower to perform its obligations and/or to permit the Lender to enforce its rights hereunder and will promptly furnish the Lender with copies thereof upon request;

     (c) will not enter into any transaction of merger or consolidation or sell, transfer, lease or otherwise dispose of all or any substantial portion of its present or future assets or revenues as to adversely affect the Borrower's ability to perform its obligations under this Agreement;

     (d) will except as otherwise provided by law including, without limitation, laws relating to bankruptcy and fraudulent conveyances, ensure at all times that its obligations hereunder constitute unconditional general obligations of the Borrower ranking at least pail passu with all other unsecured obligations of the Borrower now or hereafter outstanding;


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                                                                              8

     (e) will promptly notify the Lender in writing of any Event of Default or event which with the giving of notice, lapse of time or other condition would constitute an Event of Default forthwith upon the occurrence thereof; and

     (f) will, within 90 days after the execution of this Agreement, grant the Lender a first mortgage on any and all equipment to be supplied by the Exporter to the Borrower pursuant to the Contract. Any such mortgage to be provided pursuant to this clause (f) shall be substantially in the form used by the Borrower to grant mortgage to secured parties with respect to its other assets.

6.   REPAYMENT; PREPAYMENT
     ---------------------

6.01 The Borrower shall repay the Loan in USD by ten (10) semi-annual consecutive instalments each in the amount corresponding to one tenth (1/10) of the Commitment. The first instalment shall fall due on the earlier of (i) the date falling six months after the commissioning of the equipment and (ii) July 31, 1997.

6.02 The Borrower may at any time prepay the Loan in whole or in part, provided the Borrower undertakes to pay any additional costs or any claims for penalty fees which Exportkredit might charge in accordance with the regulations prevailing from time to time of the Swedish export credit system.


6.03 Amounts prepaid shall not be available for reborrowing hereunder.

7.   INTEREST
     --------

7.01 The Borrower shall pay interest on the Loan for the whole period thereof at the fixed rate of 6.42% per annum (which is the rate fixed by Export-kredit plus the Spread). Interest on the Loan shall be paid in arrears on each Interest Payment Date.

7.02 In the event that the Borrower should fail to pay on the due date any principal or interest or any other amount due hereunder, the Borrower shall pay interest on such principal, interest and any such other amount from the due date up to and including the day when the amount is actually paid calculated at an annual rate as the higher of (i) 1% per annum above the inte-


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                                                                             9

     rest rate at which Exportkredit fund themselves on the market and (ii) 1% per annum above the rate of interest established in Clause 7.01. Such interest shall be compounded semi-annually and payable on demand.

8.   PAYMENTS
     --------

8.01 All payments due to the Lender shall be made under telex advice by the Borrower in same day funds settled through the New York Clearing House Interbank Payments System or in such other US Dollars funds as may at the relevant time be customary for the settlement of international banking transactions of the type contemplated by this Agreement. Payments shall be made on the dates prescribed - not later than 10:00 a.m. New York City time
     - in New York City to the Lender's account No. 10.00015 with Skandinaviska Enskilda Banken AB, New York Branch, 245 Park Avenue, New York, N.Y. 10167 or to such other bank as shall be notified to the Borrower by the Lender.

8.02 All payments to be made by the Borrower hereunder shall be made without any set-off or counterclaim whatsoever. If at any time any law of the Republic of Ghana or of any other jurisdiction to which the Borrower may be subject or through or from which the Borrower may make payment hereunder requires the Borrower to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or if any tax or duty of any kind is payable in the Republic of Ghana or in any other jurisdiction as aforesaid by the Lender in respect of sums paid by the Borrower under this Agreement, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding or after the discharge of the tax or duty payable by the Lender, the Lender receives a net sum equal to the sum which it would have received had no such deduction or withholding been made or had no such tax or duty been payable. The Borrower shall promptly deliver to the Lender any receipts, certificates or other proof evidencing the amounts, if any, paid in respect of any deduction or withholding as aforesaid and any certificates or other receipts in respect of the payment of any tax or duty.

8.03 The liability of the Borrower to discharge any amount due under this Agreement is unconditional and in no respect dependent on the fulfilment by the Exporter, or by any party cooperating with the Exporter in respect of deliveries to the Borrower for the project herein referred to, of its obligations under the Contract, or any related contract, respectively, and will not be affected in any way by reason of any claim which the Borrower might have or might consider that it has against the Exporter or any such cooperating party, or by any other reason whatsoever.

8.04 All interest and other payments hereunder of an annual nature shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

8.05 All payments falling due on a non-Banking Day shall be made on the next following Banking Day unless such Banking Day falls in the next calendar month in which event such payment shall be made on the immediately preceding Banking Day and interest shall be calculated up to and including and be due for payment on the actual day of payment.

8.06 Any amount paid by the Borrower hereunder shall be applied by the Lender, at its discretion, towards amounts due and unpaid of whatever kind owed by the Borrower under this Agreement.

9.   FEES, EKN-PREMIUM AND OTHER COSTS
     ---------------------------------

9.01 The Borrower shall pay to the Lender, for account Exportkredit, a commitment fee in SEK at the rate of 0.25% per annum on the daily unutilized portion of the Commitment. The fee shall be calculated from the date of signing of this Agreement and shall be paid in arrears on June 30 and December 30 each year and on the date of the last Advance.

9.02 The Borrower shall pay to the Lender a management fee in SEK at the rate of 0.35% flat calculated on the Commitment, the fee being payable on the date of the signing of this Agreement.

9.03 The Borrower shall pay to the Lender an administration fee in USD at the rate of 0.20% per annum calculated on the Loan and payable semi-annually on each Interest Payment Date.

9.04 The premium charged by EKN for the export credit guarantee shall be paid by the Borrower in USD on the date to be specified by the Lender.


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                                                                    11

9.05 The Borrower shall pay to the Lender on demand the Lender's reasonable costs and expenses, including reasonable legal fees, in connection with the enforcement of, or the preservation of any fight under, this Agreement.

9.06 The Borrower shall pay any stamp duty or similar taxes or charges in the Republic of Ghana to which this Agreement may be subject.

9.07 In case the Commitment is not, or not fully, utilized, the Borrower shall pay any costs which Exportkredit might charge in accordance with the regulations prevailing from time to time of the Swedish export credit system.

10.   EVENTS OF DEFAULT
      -----------------

10.01 The Lender may, by notice to the Borrower, (i) declare that the unutilized portion of the Commitment shall be cancelled forthwith and/or (ii) declare the Loan due and payable either immediately or on the expiration of such period as may be specified in such notice whereupon the same shall become due and payable together with all interest accrued thereon and all other amounts payable hereunder, if anyone of the following events ("An Event of Default") shall occur and be continuing at the expiration of either the 10-day period following notice thereof to the Borrower or the period specified below, if any, which ever is greater:

      (a) the Borrower fails to pay on the due date any principal of or inter-est on the Loan or any other amount due under this Agreement; or

      (b) any representation or warranty of the Borrower herein or in any certificate or other document furnished pursuant hereto proves to be or becomes at any time incorrect in any material respect; or

      (c) the Borrower defaults in the performance of any other provision of this Agreement and such default is, in the reasonable and good faith opinion of the Lender, incapable of remedy or, if capable of remedy, continues unremedied for 30 days after notice thereof has been given to the Borrower by the Lender; or

      (d) any present or future material indebtedness of the Borrower, other than under this Agreement, is not paid when due and payable or is capable of being declared or has been declared prematurely due and payable or the security for any such indebtedness becomes enforceable, provided that any such default jeopardizes or may jeopardize the ability of the Borrower to perform or observe any of its obligations hereunder; or

      (e) the Borrower defaults in any guarantee obligation or the security for any such guarantee obligation becomes enforceable; or

      (f) any governmental licence, authorization, consent, approval or registration necessary to enable the Borrower to comply with its obligations hereunder and/or to permit the Lender to enforce its' rights hereunder is revoked, withdrawn, modified or withheld or shall otherwise fail to remain in full force and effect; or

      (g) the Borrower is adjudicated or found bankrupt or insolvent or enters into any composition or other arrangement with its creditors generally or stops payment of all or part of its indebtedness or admits in writing its inability to pay its debts as they fall due; or

      (h) the Borrower ceases, or threatens to cease, to carry on its business or disposes, or threatens to dispose, of a substantial part of its business, properties or assets or the same are seized or appropriated, provided that any such action jeopardizes or may jeopardize the ability of the Borrower to perform or observe any of its obligations hereunder; or

      (i) any other event occurs which in the reasonable and good faith opinion of the Lender jeopardizes or may jeopardize the ability of the Borrower to perform or observe any of its obligations hereunder.

10.02 The Borrower shall indemnify the Lender against any reasonable expenses which the Lender may sustain or incur as a consequence of any default by the Borrower in payment of any amount payable hereunder.

11.   WAIVER
      ------

11.01 No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

12.   NOTICES
      -------

12.01 All notices, requests and demands to or upon the parties hereto shall be given or made by telex, telefax or letter. All such notices, requests and demands to or upon the Borrower and/or the Lender shall be deemed to have been duly given or made when dispatched by a telex message addressed to the telex number set forth in the preamble above or as may subsequently be specified in a written notice to the Borrower and the Lender, respectively, and in the case of communication by telefax or letter, when received.

13.   ASSIGNMENT
      ----------

13.01 The Borrower may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Lender.

13.02 The Lender may at any time assign or transfer its rights or obligations under this Agreement to Exportkredit, EKN and/or the Exporter upon notification by telex to the Borrower. After such assignment or transfer to Exportkredit the Lender shall, unless otherwise notified to the Borrower, in all respects represent Exportkredit vis-a-vis the Borrower with respect to this Agreement.

13.03 The Lender may disclose to Exportkredit and/or EKN and/or the Exporter such information about the Borrower and this Agreement as the Lender shall consider appropriate.

14.   GOVERNING LAW; JURISDICTION
      ---------------------------

14.01 This Agreement shall be governed by and construed in accordance with Swedish law.

14.02 The Borrower hereby irrevocably waives any immunity relating to either jurisdiction or execution on the grounds of sovereignty or otherwise to which it or its properly may be subject.

14.03 Any dispute which may arise between the Borrower and the Lender in connection with this Agreement shall in the first instance be settled by mutual discussions. Should an agreement not be reached within 30 days, the dispute shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

      The place of arbitration shall be Zurich. The court of arbitration shall apply Swedish law.

      The decision of the arbitration is final and obligatory for the parties without right of a further appeal or contestation of its fulfillment. The enforcement of such decision may be made through any competent court.

      No divergence of opinion or dispute arising between the parties hereto can suspend the Borrower's undertaking to pay at their maturities and in the specified currency, all amounts due in connection with the present Agreement.

      Notwithstanding the foregoing the Lender reserves the right to commence proceedings in any competent court or appropriate authority in Sweden or in the Republic of Ghana or in any country having or claiming jurisdiction in respect of this Agreement, to recover any amount due hereunder from the Borrower in default hereunder with respect to such amount. The Lender may claim execution of any judgement or order in any court or appropriate authority within the Republic of Ghana or of any other country where the Borrower has any assets.

      The Borrower hereby agrees that any writ or notice of any legal process in connection with any action or proceeding brought in a Swedish court may be served on it by leaving a copy with the Consul General of the Republic of Ghana in Stockholm.

15.   MISCELLANEOUS
      -------------

15.01 Each document to be delivered pursuant to this Agreement shall be in the English language and all notices shall be in the English language.

This Agreement has been executed in two copies, of which the Borrower and the Lender have taken one each.

Tarkwa, 5 March, 1996
Teberebie Goldfields Limited
By: /s/ Lucien Girard

Malmo, 11 March, 1996
Skandinaviska Enskilda Banken AB (publ)
By:  /s/

                                    ADDENDUM

Addendum to the Credit Agreement between Teberebie Goldfields Limited, Tarkwa (Republic of Ghana) and Skandinaviska Enskilda Banken AB (publ), Malmo (Sweden) dated 5/11 March, 1996

Documents to be presented by the Exporter to the Lender in order to receive disbursements according to Clause 2.01 of the Credit Agreement:

70 (seventy) percent of the total Contract amount to be paid pro rata against presentation of:

Originals of each of the following documents with respect to the equipment sold pursuant to the Contract:

- - Carrier's Receipt or Ocean Bill of Lading;
- - Ghana Special Customs Invoice (Form C61);
- - Vendor Commercial Invoice;
- - Vendor Packing List;
- - Clean Report of Findings from authorized inspection agency;
- - Original Bank Guarantee (retention bond) each coveting pro rata 10% of the contract amount; and
- - Confirmation Letter from the Exporter stating that the relevant retention bond has been duly executed in accordance with the conditions of the Contract.

The documents shall appear on their face to be correct. It is understood that the Lender does not undertake to examine the documents according to the ICC uniform customs and practice for documentary credits and does not assume any responsibility for the validity and enforceability of the documents.

Tarkwa, 5 March, 1996
Teberebie Goldfields Limited
By: /s/ Lucien Girard


Malmo, 11 March, 1996
Skandinaviska Enskilda Banken AB (publ)
By: /s/

                                     EXHIBIT

                  (Letterhead of the Borrower's legal adviser)

Skandinaviska Enskilda Banken AB (publ)
Enskilda
S-205 20 MALMO Sweden

                            (Place and date of issue)

Dear Sirs,

I have acted as counsel for Teberebie Goldfields Ltd., Tarkwa, Republic of Ghana (the "Borrower") in connection with the Credit Agreement (the "Agreement")
concluded on         , 1996, between the Borrower and Skandinaviska Enskilda
Banken AB (publ) (the "Lender") under which the Lender has agreed to make available a credit facility to the Borrower of the countervalue in US Dollars of Swedish Kronor 94,500,000.

I have examined and am familiar with:

(a)  the Agreement;

(b) the laws and regulations governing the organization, powers and functions of the Borrower;

(c) the special legislation, decrees, resolutions and other legal instruments authorizing the Borrower to execute and deliver the Agreement;

(d) such other documents, corporate records, certificates and instruments as in my judgement are necessary or appropriate to enable me to render the opinion expressed herein.

I have assumed due compliance with all matters of Swedish law, by which law the Agreement is expressed to be governed. On the basis of the foregoing I am of the opinion that:

1. The Borrower is duly organized and validly existing as a corporation under the laws of the Republic of Ghana and has all requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted.

2. The Borrower has all requisite corporate power and authority to enter into and perform the Agreement and has taken all necessary action to authorize its borrowings under the Agreement and to authorize the execution, delivery and performance of the Agreement.

3. The Agreement constitutes and will constitute valid and legally binding obligations of the Borrower enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insol-vency, reorganization and similar laws affecting the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies, and would be so treated in the courts of the Republic of Ghana and the Agreement is in proper form for its enforcement in such courts.

4. The execution, delivery and performance of the Agreement do not violate any provision of any law, regulation, decree, order, or permit, the constitutional documents of the Borrower or any contractual or other provision now existing and binding on the Borrower or on any of its properties and, except as contemplated in or in connection with the Agreement, will not result in the creation or imposition of any charge or any other encumbrance whatsoever on any of its assets.

5. The Borrower has duly obtained all approvals, consents and authorizations of, and has duly effected any declarations, filings or registrations with any governmental or other authority in the Republic of Ghana which are required or appropriate in connection with the execution, delivery and performance of the Agreement and such approvals, consents and authorizations are in full force and effect. Except for registration of the Agreement and the security document referred to in article 5.01 (f) of the Agreement with the Bank of Ghana and with the Registrar of Companies of the Republic of Ghana, it is not necessary or advisable to further file, register or record the Agreement or any other instrument relating thereto in any public office or elsewhere in the Republic of Ghana.

6. The obligations of the Borrower under the Agreement constitute and will, except as otherwise provided by law, including, without limitation, laws relating to bankruptcy and fraudulent conveyances, constitute unconditional general obligations of the Borrower ranking at least pad passu with all unsecured general obligations of the Borrower.

7. The Borrower is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition.

8. No action or administrative proceeding of or before any court or agency which might have a material adverse effect on the business or financial condition of the Borrower has been started or threatened.

9. The Borrower is subject to civil and commercial law with respect to its obligations under the Agreement, and the borrowings by the Borrower thereunder and the execution, delivery and performance of the Agreement by the Borrower constitute private and commercial acts. Neither the Borrower nor any of its property enjoys any rights of immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property or with respect to its obligations under the Agreement.

10. Mr. Lucien Girard, Managing Director of the Borrower, who has signed the Agreement, has sole the right, power and authority to execute and deliver the Agreement on behalf of the Borrower.

11. The engagement made by the Borrower in articles 8.02, 9.05 and 9.06 of the Agreement to fully compensate the Lender for any deductions or with-holdings in the Republic of Ghana and to pay any stamp duty or similar taxes or charges in the Republic of Ghana to which the Agreement may be subject, is valid and binding on the Borrower.

12. Under the laws of the Republic of Ghana the choice of Swedish law to govern the Agreement is a valid choice of law and there is no requirement for such validity that the Agreement should be executed outside the Republic of Ghana. The submission by the Borrower to the jurisdiction of the Swedish courts is valid and binding upon the Borrower.

Yours faithfully,